                                                                    EXHIBIT 99.6

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------
                                   GIVE THE SOCIAL
                                   SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:          OF --
---------------------------------------------------------------
1.   Individual                    The individual
2.   Two or more                   The actual owner of the
                                   account or, if combined
                                   funds.
                                   any one of the
                                   individuals(1)
3.   Custodian account of a minor  The minor(2)
     (Uniform Gifts to Minors
     Act)
4.   a. The usual revocable        The grantor-trustee(1)
     savings trust (grantor is
        also trustee)
     b. So-called trust account    The actual owner(1)
     that is not a legal or valid
        trust under state law
5.   Sole proprietorship           The owner(3)
6.   Sole proprietorship           The owner(3)
7.   A valid trust, estate, or     The legal entity (Do not
     pension trust                 furnish the identifying
                                   number of the personal
                                   representative or trustee
                                   unless the legal entity
                                   itself is not designated in
                                   the account title).(4)
---------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE SOCIAL
                                               SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
    8.     Corporate                           The corporation
    9.     Association, club, religious,       The organization
           charitable, educational, or other
           tax-exempt organization
   10.     Partnership                         The partnership
   11.     A broker or registered nominee      The broker or nominee
   12.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a state or
           local government, school that
           receives agricultural program
           payments

---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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                       GUIDELINES FOR CERTIFICATION OF TAXPAYER
                     IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
                                       PAGE 2

Section references are to the Internal Revenue Code.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("the IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except in item (9). For broker transactions, payees listed in
(1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical end health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payment by certain fishing boat operators.
    (1)  A corporation.
    (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), at a custodial account under 403(b)(7).
    (3)  The United States or any of its agencies or instrumentalities.
    (4) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
    (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
    (6) An international organization or any of its agencies or instrumentalities.
    (7)  A foreign central bank of issue.
    (8) A dealer in securities or commodities required to register in the United States or a possession of the United States.
    (9) A future commission merchant registered with the Commodity Futures Trading Commission.
  (10) A real estate investment trust.
  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
  (12) A common trust fund operated by a bank under section 584(a).
  (13) A financial institution.
  (14) A middleman known in the investment community as nominee or listed in the most recent publication of the American Society of Corporate Securities, Inc., Nominee List.
  (15) A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  Payments of interest generally not subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.

PRIVACY ACT NOTICE

Section 6109 requires you in give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid by you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                                    YOUR TAX
                           CONSULTANT OR THE INTERNAL
                                REVENUE SERVICE.